UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2020, Intermex Wire Transfer, LLC (“Intermex”), a wholly-owned subsidiary of International Money Express, Inc., entered into a Settlement and Release Agreement with Plaintiff Stuart Sawyer, on behalf of himself and all putative class members (the “Settlement Agreement”).  On May 30, 2019, Mr. Sawyer filed a putative class action complaint in the United States District Court for the Southern District of Florida asserting a claim under the Telephone Consumer Protection Act, 47 U.S.C. § 227, et seq. (“TCPA”), based on allegations that since May 30, 2015, Intermex had sent unsolicited text messages to class members’ wireless telephones without their consent. During the mediation held on October 7, 2019, Intermex and the plaintiff entered into a term sheet providing the general terms for the settlement of the action, which was subject to memorialization in a definitive agreement and subsequent Court approval.

The subsequently negotiated Settlement Agreement provides for resolution of Mr. Sawyer’s TCPA claims and the claims of a class of similarly situated individuals, as defined in the Settlement Agreement, who received text messages from Intermex during the period May 30, 2015 through October 7, 2019, and for the establishment of a $3.25 million settlement fund that will be used to pay all class member claims, class counsel’s fees and the costs of administering the settlement.  The Settlement Agreement establishes procedures for the notification of claimants and the processing of claims.  The settlement fund will be managed by a duly-appointed settlement administrator which will be authorized to communicate with class members, process claims and make payments from the fund in accordance with the terms of the Settlement Agreement and the final judgment in the case.  No amount of the settlement fund will revert to Intermex; instead, any unclaimed funds will be sent to a consumer advocacy organization approved by the Court.  The Settlement Agreement is contingent upon the Court’s final approval which is expected to be obtained in due course.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Release, dated March 16, 2020, among Stuart Sawyer, on behalf of himself and all Settlement Class Members, and Intermex Wire Transfer, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: March 18, 2020	By:	/s/ Tony Lauro II
	Name:	Tony Lauro II
	Title:	Chief Financial Officer